UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 27, 2015

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 27, 2015, Ambarella Corporation (the “Subsidiary”), a wholly-owned subsidiary of Ambarella, Inc. (the “Company”), entered into a Second Amendment to Lease Agreement (the “Lease Amendment”) with DPF JAY OWNER, LLC (the “Landlord”), pursuant to which the Subsidiary will lease from Landlord approximately 11,668 additional square feet of office space (the “Expansion Space”) at its current facility located at 3101 Jay Street, Santa Clara, California (the “Facility”) under the terms of its existing Lease Agreement with Landlord. Subsidiary anticipates taking possession of the Expansion Space in the first half of 2016. Pursuant to the Lease Amendment, the term of the Lease, for both the existing office space as well as the Expansion Space, will be extended by 24 months and will expire on May 31, 2020. The average monthly basic rent expense for the Expansion Space over the term of the Lease will be approximately $26,224. Pursuant to the Lease Amendment, Subsidiary will provide an additional security deposit of approximately $32,312 upon taking possession of the Expansion Space, and is also obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the Expansion Space. The foregoing description is qualified in its entirety by reference to the Lease Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending July 31, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2015	Ambarella, Inc.

/s/ George Laplante
George Laplante Chief Financial Officer